Exhibit 99(a)

Sears, Roebuck and Co. Announces Results of $11.8 Billion Debt Tender Offer

    HOFFMAN ESTATES, Ill., Nov. 17 /PRNewswire/ -- Sears, Roebuck and Co.
(NYSE: S) ("Sears") and its wholly owned subsidiaries, Sears Roebuck
Acceptance Corp. ("SRAC") and Sears DC Corp. ("SDC"), today announced that they have successfully completed their cash tender offers to purchase any and all of their respective unsecured public term debt securities (collectively, the "Notes") maturing after 2003.  The offers, which commenced on October 17,
2003, expired at 12:00 midnight, New York City time, on Friday, November 14,
2003.  Final settlement will occur today, November 17.

    Institutional Notes
    The companies offered to purchase approximately $9.7 billion in aggregate principal amount of Notes originally distributed primarily to institutional investors and issued by each of Sears, SRAC and SDC (the "Institutional
Notes").  The Institutional Notes included $2.8 billion of Notes with maturities in 2004 or that are redeemable at the issuer's option in 2004, which generally were priced at par plus Sears' estimated cost of carry through redemption, net of acquisition costs.  Excluding the Institutional Notes redeemable in 2004, $5.1 billion of the Institutional Notes (74 percent) were tendered and are expected to be accepted for settlement.

    Retail Notes
    SRAC offered to purchase approximately $2.1 billion in aggregate principal amount of its Notes originally distributed primarily to individual investors
(the "Retail Notes").  The Retail Notes included $0.4 billion of Notes with maturities in 2004 or that are redeemable at SRAC's option in 2004, which generally were priced at par plus Sears' estimated cost of carry through redemption, net of acquisition costs.  Excluding the Retail Notes redeemable in 2004, $0.8 billion of the Retail Notes (47 percent) were tendered and are expected to be accepted for settlement.

    Of the $3.2 billion of Notes with maturities or redemption options in
2004, $0.5 billion of Notes were tendered and are expected to be accepted for settlement.

    Sears used a portion of the proceeds from the recent sale of its Credit and Financial Products business to Citigroup to finance this initiative.

    "We are pleased with the response to our offers," said Glenn R. Richter,
Sears senior vice president and chief financial officer.  "This is an important step in transforming Sears' balance sheet and creates significant capital structure flexibility for the company as we focus on growing our core retail and related services business."

    Sears plans to target, exclusive of seasonal working capital requirements, domestic funded term debt, less cash and investments, of approximately
$1.5 billion.

    Preliminary results for each series of Notes are available on the Internet at http://www.sracweb.com/tenderoffers.htm .

    Morgan Stanley and Citigroup acted as Joint Global Coordinators for the offers related to the Institutional Notes.  The Lead Managers were Barclays
Capital, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., and Merrill Lynch &
Co.  The Co-Managers were Banc of America Securities LLC, Banc One Capital
Markets, Inc., Deutsche Bank Securities, and UBS Investment Bank.

    Merrill Lynch & Co. and Banc of America Securities LLC acted as Lead
Dealer Managers for the offers related to the Retail Notes.  The Co-Managers were Morgan Stanley and UBS Investment Bank.

    Forward-Looking Statements
    This press release contains a "forward-looking statement" about Sears'
financial objectives.  This statement is based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward-looking statement.  Risks and uncertainties include factors outside the control of Sears.  While Sears believes that its forecasts and assumptions are reasonable, it cautions that actual results may differ materially.  Sears intends the forward-looking statement to speak only as of the time first made and does not undertake to update or revise it as more information becomes available.  Additional discussion of these and other risks and uncertainties is contained in Sears'
filings with the Securities and Exchange Commission, including Sears' Annual
Report on Form 10-K for the year ended December 28, 2002, its Quarterly
Reports on Form 10-Q for the quarters ended March 29, 2003, June 28, 2003 and
September 27, 2003, and any Current Report on Form 8-K currently on file with the Securities and Exchange Commission during the current fiscal year.

    About Sears
    Sears, Roebuck and Co. is a broadline retailer with significant service businesses.  In 2002, Sears' revenue was $41.4 billion.  The company offers its wide range of apparel, home and automotive products and services to families in the U.S. through Sears stores nationwide, including approximately
870 full-line stores.  Sears also offers a variety of merchandise and services through its Web sites, sears.com and landsend.com, and a variety of specialty catalogues.

SOURCE  Sears, Roebuck and Co.

Web site: http://www.sracweb.com/tenderoffers.htm
http://www.sears.com/
CONTACT: News Media Contact, Edgar P. McDougal, +1-847-286-9669,
or Investor Contact, Pam White, +1-847-286-1468, both of Sears,
Roebuck and Co.